SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                        Under the Securities Act of 1934


NAME OF ISSUER: Angeles Participating Mortgage Trust

TITLE OF CLASS OF SECURITIES: Class A Shares

CUSIP NUMBER: 034642108000

NAME, ADDRESS AND TELEPHONE NUMBER OF PERSON AUTHORIZED TO RECEIVE NOTICES AND COMMUNICATIONS:

       Natalie I. Koether, Esq., Rosenman & Colin
       P. O. Box 97, Far Hills, New Jersey 07931   (908) 234-4101

DATE OF EVENT WHICH REQUIRES FILING OF THIS STATEMENT:  December 14, 1994

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1 (b)(3) or (4), check the following:
___________.

     Check the following if a fee is being paid with the statement: __________. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     *The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                           (Continued on following pages)

CUSIP NO.: 034642108000


1.   NAME OF REPORTING PERSON:  American Holdings, Inc.

2.   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP:
     (a)          (b)   X

3.   [SEC USE ONLY]

4.   SOURCE OF FUNDS:   WC

5.   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
     TO ITEMS 2(d) OR 2(e):   YES          NO   X

6.   CITIZENSHIP OR PLACE OF ORGANIZATION:  Delaware

7.   SOLE VOTING POWER:   140,400

8.   SHARED VOTING POWER:

9.   SOLE DISPOSITIVE POWER:   140,400

10.  SHARED DISPOSITIVE POWER:

11.  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON:
     140,400

12.  CHECK BOX IS THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
     SHARES:   YES          NO   X

13.  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11):  5.51%

14.  TYPE OF REPORTING PERSON:   CO

Item 1.  SECURITY AND ISSUER

     This Schedule 13D (this "Schedule") relates to the Class A Shares, par value $1.00 per share, of Angeles Participating Mortgage Trust ("Shares"), a California business trust which qualifies as a real estate investment trust (the "Trust"). The principal executive offices of the Trust are located at 2049 Century Park East, Suite 4080, Los Angeles, California 90067.

Item 2.  IDENTITY AND BACKGROUND

     (a), (b) and (c) This Schedule is being filed by American Holdings, Inc. ("AmHold"), a public company trading on NASDAQ. After January 3, 1995, AmHold will be engaged through an 80% owned subsidiary, in the production and sale of botanical flavors and medicinal extracts. AmHold's principal executive office is located at 376 Main Street, Bedminster, New Jersey 07921. Sun Equities Corporation ("Sun"), and parties affiliated with Sun, own approximately 39% of AmHold's outstanding Common Stock. Sun and its affiliates may be deemed in control of AmHold, as such term is defined in the regulations promulgated under the Securities Exchange Act of 1934. (See Exhibits A and B for information, including addresses and principal businesses or occupations, about the executive officers and directors of AmHold and Sun, respectively.)

     (d) During the past five years, neither AmHold, Sun, nor any of the persons listed on Exhibits A and B has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

     (e) During the past five years, neither AmHold, Sun, nor any of the persons listed on Exhibits A and B has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of which was subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

     (f) AmHold and Sun are Delaware corporations. All individuals listed on Exhibits A and B are citizens of the United States except Alfredo Mena, who is a citizen of El Salvador.

Item 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

     As of December 21, 1994, AmHold has acquired 140,400 Shares at an aggregate purchase price of $111,172 including brokerage commissions. AmHold utilized working capital for the purchase of the Shares.


Item 4.  PURPOSE OF TRANSACTION.

     AmHold has acquired the Shares for investment. Depending upon market conditions, AmHold may purchase additional Shares in the open market or privately negotiated transactions or it may sell Shares. AmHold has no plans which would result in any action reportable under Item 4 of Schedule 13D.

Item 5.  INTEREST IN SECURITIES OF THE ISSUER.

     (a) As of the close of business on December 21, 1994, AmHold beneficially owned 140,400 Shares representing 5.51% of Shares reported as outstanding for the quarter ended September 30, 1994.

     (b) The information presented in Items 7 through 10 of the cover sheet to this Schedule 13D is incorporated herein by reference.

     (c) Exhibit C annexed hereto sets forth all transactions in Shares effected by AmHold in the sixty days preceding the date of this Statement, the dates of such transactions, and the per Share purchase or sale price. The transactions reported herein, unless otherwise indicated, were open market transactions effected on the American Stock Exchange.


Item 7.  MATERIAL TO BE FILED AS EXHIBITS.

         Exhibit A -  Executive Officers and Directors of AmHold
         Exhibit B -  Executive Officers and Directors of Sun
         Exhibit C -  Transactions in Shares for the past 60 days

                                   SIGNATURE
                                   ---------


     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Dated: December 22, 1994


                                   AMERICAN HOLDINGS, INC.


                                   By: /S/ JOHN W. GALUCHIE, JR.
                                   -----------------------------
                                   John W. Galuchie, Jr.
                                   Executive Vice President

                                   EXHIBIT A

                      AMHOLD (See Item 2 of this Schedule)
                        Executive Officers and Directors


NAME AND BUSINESS ADDRESS                    PRESENT POSITION(S) WITH ADDRESS*
- -------------------------                    ---------------------------------

Paul O. Koether                              Chairman, President and Director
                                             of AmHold

                                             Chairman, President and Director of
                                             Kent Financial Services, Inc.
                                             ("Kent")
                                             (owner of all the outstanding common
                                             stock of T. R. Winston & Company,
                                             Inc., ("TRW") a securities broker-
                                             dealer, and Asset Value Management,
                                             Inc., the general partner of Asset
                                             Value Fund Limited Partnership,
                                             an investment partnership)

                                             Mr. Koether serves in various
                                             executive capacities with Kent's
                                             affiliated companies. He also is a
                                             registered representative with TRW.

                                             Chairman and Director of Sun.

                                             General Partner
                                             Shamrock Associates
                                             (investment limited partnership;
                                             owner of approximately 38 percent
                                             of Kent's outstanding common stock)

                                             Chairman and Director
                                             American Metals Service, Inc.
                                             ("AMTS")
                                             (a non-operating company seeking
                                             to redeploy its assets)


     *Unless otherwise designated, the address of the executive officers, directors, and companies referred to herein, is 376 Main Street, Bedminster, New
Jersey 07921.




Mark W. Jaindl                               Senior Vice President and
                                             Director
                                             AmHold

                                             Vice President, Secretary and
                                             Director
                                             AMTS

                                             Director
                                             Edudata Corporation
                                             (Majority owned subsidiary of
                                             Sun, engaged in redeploying its
                                             assets)


John W. Galuchie, Jr.                        Executive Vice President and
                                             Secretary of AmHold

                                             Director

                                             NorthCorp Realty Advisors, Inc.
                                             ("NorthCorp")
                                             (Engaged in the management and
                                             disposition of assets, including
                                             performing and non-performing
                                             loans, commercial, consumer, and
                                             single-family residential properties;
                                             former subsidiary of AmHold.)

                                             Vice President, and Treasurer of Kent

                                             Mr. Galuchie also serves in other
                                             executive positions with Kent's
                                             affiliated companies. He is
                                             a registered representative and
                                             President of TRW.

                                             Vice President and Director
                                             of Sun

                                             Treasurer, Principal Executive
                                             Officer and Director of Edudata





                                             Vice President, Treasurer and
                                             Director
                                             AMTS

Richard M. Bossert                           Director
(See business address)                       AmHold

                                             President and Chief Operating
                                             Officer
                                             Sawyert Corporation
                                             P.O. Box 209
                                             Bedminster, NJ 07921
                                             (industrial and commercial site
                                             construction and development)


Alfredo Mena                                 Director
(See business address)                       AmHold

                                             President
                                             CIA. Salvadorena de Inversiones,
                                             S.A. de C.V.
                                             El Salvador
                                             (coffee growing, processing and
                                             exporting)


William Mahomes, Jr.                         Director
(See business address)                       AmHold

                                             Partner
                                             Locke Purnell Rain Harrell
                                             2200 Ross Avenue
                                             Suite 2200
                                             Dallas, TX 75201
                                             (Law Firm)


                                   EXHIBIT B

                                      SUN

                        Executive Officers and Directors



NAME AND BUSINESS ADDRESS                    PRESENT POSITION(S) WITH ADDRESS
- -------------------------                    --------------------------------

Paul O. Koether*                             See Exhibit A for information
                                             about Mr. Koether

John W. Galuchie, Jr.                        See Exhibit A for information
                                             about Mr. Galuchie

Lloyd H. Klatzkin                            Vice President and Director
1790 Yardley Langhorne Road                  of Sun
Yardley, PA 19067

                                             Lloyd H. Klatzkin, CPA, P.C.
                                             1790 Yardley Langhorne Road
                                             Yardley, PA 19067
                                             (Certified Public Accountant)



*Mr. Koether and members of his family own 95% of Sun.


                                   EXHIBIT C

                  Transactions in Shares for the Past 60 Days


                                                    NUMBER OF               PRICE
  DATE                                          SHARES PURCHASED          PER SHARE*
- --------                                        ----------------          ----------

10/20/94 .............................          19,000                    .75
10/27/94 .............................           1,200                    .5625
10/31/94 .............................             200                    .5625
11/09/94 .............................           2,500                    .5625
11/16/94 .............................             400                    .5625
11/17/94 .............................             600                    .5625
11/18/94 .............................             900                    .5625
12/12/94 .............................             300                    .5625
12/13/94 .............................           1,600                    .5625
12/15/94 .............................             700                    .5625
12/19/94 .............................           5,200                    .5625
12/20/94 .............................           6,000                    .5625
12/21/94 .............................             800                    .5625


+













* Exclusive of brokerage commissions.
